Exhibit 4.27

Melco PBL Investments Limited

Walker House

Mary Street

PO Box 908GT

George Town

Grand Cayman

The Directors

PBL Asia Limited

Walker House

Mary Street

PO Box 908GT

George Town

Grand Cayman

The Directors

Melco PBL Gaming (Macau) Limited

Avenida Dr. Mario Soares No. 25

Edificio Montepio 1 andar

Comp. 13

Macau SAR

Ms. Manuela Antonio

Avenida Dr. Mario Soares No. 25

Edificio Montepio 1 andar

Comp. 13

Macau SAR

15 December 2006

Dear Sirs / Madam,

Shareholders Agreement relating to Melco PBL Gaming (Macau) Limited dated 22 November 2006 (the “Agreement”)

We refer to the Agreement and to our recent discussions and hereby confirm that we have agreed to terminate the Agreement with effect from 15 December 2006.

To signify your agreement to terminate the Agreement, please sign below and return a copy of this letter to us.

Yours sincerely

/s/
Director

For and on behalf of Melco PBL Investments Limited

We, PBL Asia Limited, hereby agree to the terms and conditions of this letter.

/s/
Director
For and on behalf of PBL Asia Limited
Date: 15 December 2006

We, Melco PBL Gaming (Macau) Limited, hereby agree to the terms and conditions of this letter.

/s/
Director
For and on behalf of Melco PBL Gaming (Macau) Limited
Date: 15 December 2006

I, Manuela Antonio, hereby agree to the terms and conditions of this letter.

/s/ Manuela Antonio
Manuela Antonio
Date: 15 December 2006